As filed with the Securities and Exchange Commission on July 14, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACRES COMMERCIAL REALTY CORP.

(Exact name of registrant as specified in its charter)

Maryland	20-2287134
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

865 Merrick Avenue, Suite 200 S, Westbury, New York	11590
(Address of Principal Executive Offices)	(Zip Code)

Acres Commercial Realty Corp. Third Amended and Restated Omnibus Equity Compensation Plan

(Full title of the plan)

Mark Fogel

Chief Executive Officer and President

ACRES Commercial Realty Corp.

865 Merrick Avenue, Suite 200 S

Westbury, New York 11590

(Name and address of agent for service)

516-535-0015

(Telephone number, including area code, of agent for service)

Copy to:

Mark E. Rosenstein, Esquire

Ledgewood

2001 Market Street, Suite 3400

Philadelphia, PA 19103

(215) 731-9450

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller Reporting Company	☒

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.001 per share	1,100,000	$16.055	$17,660,500	$1,927

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares which may be offered and issued under the ACRES Commercial Realty Corp. Third Amended and Restated Omnibus Equity Compensation Plan to prevent dilution resulting from stock splits, stock dividends, anti-dilution provisions or similar transactions.

(2)

Pursuant to Rule 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee have been computed on the basis of the average of the high and low prices per share of the Registrant’s common stock on the New York Stock Exchange on July 13, 2021.

EXPLANATORY NOTE

On June 9, 2021, the stockholders of ACRES Commercial Realty Corp. (the “Registrant”) approved the ACRES Commercial Realty Corp. Third Amended and Restated Omnibus Equity Compensation Plan (the “Plan”) that (i) increased the number of shares authorized for issuance under the Plan by an additional 1,100,000 shares of common stock and (ii) extended the expiration date of the Plan to June 2031. This Registration Statement is being filed to register an additional 1,100,000 shares of the Registrant’s common stock that may be issued under the Plan. Pursuant to Section E of the General Instructions to Form S-8, the Registrant hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 (File Nos. 333-232371, 333-200133, 333-176448 and 333-151622) concerning the Plan filed with the Securities and Exchange Commission on June 26, 2019, November 11, 2014, August 24, 2011 and June 12, 2008, respectively.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 18, 2021, May 20, 2021, May 21, 2021, June 1, 2021, June 9, 2021 and July 1, 2021;

(d)	The Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 12, 2021; and

(e)

The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed on January 25, 2006, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary in such filing, none of the information that the Registrant discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the Commission will be incorporated by reference into, or otherwise be included in or deemed to be a part of, this Registration Statement.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information in this Registration Statement is so qualified in its entirety by the information appearing in the documents incorporated herein by reference.

Item 8.	Exhibits.

EXHIBIT	DOCUMENT

4.1	ACRES Commercial Realty Corp. Third Amended and Restated Omnibus Equity Compensation Plan. Incorporated by reference to Annex A to the Registrant’s Proxy Statement for its Annual Meeting of Stockholders held June 9, 2021, filed on April 12, 2021.

5.1	Opinion of McDermott Will & Emery LLP as to legality of the securities being registered.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of McDermott Will & Emery LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westbury, State of New York, on July 14, 2021.

ACRES COMMERCIAL REALTY CORP.

By:	/s/ DAVID J. BRYANT
	Name:	David J. Bryant
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

KNOWN ALL PERSONS BY THESE PRESENTS, that the persons whose signature appears below constitutes and appoints Mark Fogel, Jaclyn Jesberger and Julie Wilson, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on July 14, 2021.

/S/ ANDREW FENTRESS	Chairman of the Board
Andrew Fentress

/S/ MARK FOGEL Mark Fogel	President, Chief Executive Officer and Director (principal executive officer)

/S/ DAVID J. BRYANT David J. Bryant	Senior Vice President, Chief Financial Officer and Treasurer (principal financial officer)

/S/ ELDRON C. BLACKWELL Eldron C. Blackwell	Vice President and Chief Accounting Officer (Principal accounting officer)

/S/ KAREN EDWARDS	Director
Karen Edwards

/S/ WILLIAM B. HART	Director
William B. Hart

/S/ GARY ICKOWICZ	Director
Gary Ickowicz

/S/ STEVEN KESSLER Steven Kessler	Director

/S/ MURRAY S. LEVIN Murray S. Levin	Director

/S/ P. SHERRILL NEFF P. Sherrill Neff	Director

/S/ DAWANNA WILLIAMS Dawanna Williams	Director